EXHIBIT 23.03

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Plans Administration Committee
Travelers Group Inc.:

We consent to the incorporation by reference in the Registration Statements (Nos. 33-32130, 33-43997 and 33-59524) on Form S-8 of Travelers Group Inc. of our report dated June 21, 1996 relating to the statements of net assets available for plan benefits of Travelers Group 401(k) Savings Plan as of December 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits for the years then ended, and the supplemental schedules of assets held for investment purposes, assets held for investment purposes which were both acquired and disposed within the plan year, and reportable transactions as of and for the year ended December 31, 1995, which report is being filed with Form 10-K/A-1 as an amendment to the 1995 Annual Report on Form 10-K of Travelers Group Inc.


                                             /s/ KPMG Peat Marwick LLP



New York, New York
June 26, 1996


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                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Trustees and Participants
The Travelers Savings, Investment and Stock Ownership Plan:

We consent to the incorporation by reference in the Registration Statement
(No. 33-52027) on Form S-8 of Travelers Group Inc. of our report dated June 21, 1996 relating to the statements of net assets available for plan benefits of The Travelers Savings, Investment and Stock Ownership Plan as of December 31, 1995 and 1994, and the related statement of changes in net assets available for plan benefits with fund information for the years then ended, and the supplemental schedule of assets held for investment purposes as of December 31, 1995, which report is being filed with Form 10-K/A-1 as an amendment to the 1995 Annual Report on Form 10-K of Travelers Group Inc.


                                                  /s/ KPMG Peat Marwick LLP

Hartford, Connecticut
June 26, 1996

COOPERS
& LYBRAND






                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We consent to the incorporation by reference in the registration statement of Travelers Group Inc. on Form S-8 (File No. 33-52027) of our report, which includes an explanatory paragraph concerning the fact that in 1993, the Plan changed its method of accounting for amounts allocated to participants who have elected to withdraw from the Plan, but have not yet been paid, dated March 18, 1994 on our audit of the Statement of Changes in Net Assets Available for Plan Benefits with Fund Information for the year ended December 31, 1993 of The Travelers Savings, Investment and Stock Ownership Plan, which report is being filed with Form 10-K/A-1 as an amendment to the 1995 Annual Report on Form 10-K of Travelers Group Inc.


/s/ COOPERS & LYBRAND L.L.P.


Hartford, Connecticut
June 27, 1996